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                                                                   EXHIBIT 23.2

                        Consent of Mayer, Brown & Platt
                        -------------------------------

  We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion under the captions "Certain Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations for Non-United States Persons" and to the reference to us under the caption "Legal Matters."


                                       MAYER, BROWN & PLATT



Chicago, Illinois
March 1, 1995